EXHIBIT 99-b



                 IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
                          IN AND FOR NEW CASTLE COUNTY

- - - --------------------------------------------
JOHN CHRYSOGELOS, on Behalf of Himself      )
and All Others Similarly Situated,          )
                                            )
                Plaintiff,                  )
                                            )
     - against -                            )
                                            )
J.P. LONDON, JOHN DeNIGRIS, THOMAS H.       )
MOORER, JOHN H. BAKER, PAUL J. COLEMAN,     )  Civil Action No. 11910
J.H. BERKSON, and WARREN R. PHILLIPS        )
                                            )
                Defendants,                 )
                                            )
     - and -                                )
                                            )
CACI INTERNATIONAL INC., a                  )
Delaware Corporation,                       )
                                            )
                Nominal Defendant.          )
- - - --------------------------------------------



                          FINAL ORDER AND JUDGMENT
                          ------------------------

     A hearing having been held before this Court of November 15, 1994, pursuant to this Court's Order of August 16, 1994, 1994 (the "Scheduling Order"), upon a Stipulation and Agreement of Compromise and Settlement, dated July 1994 (the "Stipulation"), of the above-captioned action (the "Action"), which is incorporated herein by reference; it appearing that due notice of said hearing has been given in accordance with the aforesaid Scheduling Order; the respective parties having appeared by their attorneys of record; the Court having heard and considered evidence in support of the proposed Settlement; the attorneys for the respective parties having been heard; an opportunity to be heard having been given to all other persons requesting to be heard in accordance with the Scheduling Order; the Court having determined that notice to the Class Members and Shareholders pursuant to the aforesaid Scheduling Order was adequate and sufficient; and the entire matter having been heard and considered by the Court;

     IT HEREBY IS ORDERED, ADJUDGED AND DECREED this 15th day of November, 1994, that:

     1. Notice to the Class pursuant to Chancery Rule 23(d) and notice to CACI shareholders pursuant to Chancery Rule 23.1, has been given in an adequate and sufficient manner, constituting the best notice practicable, complying in all respects with such Rules and due process, including, but not limited to, the forms of notice and the methods of identifying and giving notice.
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     2.    Pursuant to Court of Chancery Rules 23(a), 23(b)(1) and (2) and
23.1:
     (a) the Court finds that (i) the Class, as defined below is so numerous that joinder of all members is impracticable, (ii) there are questions of law and fact common to the Class, (iii) the claims of the plaintiffs are typical of the claims of the Class, and (iv) the plaintiffs will fairly and adequately protect the interests of the Class;
     (b) the action is hereby certified as a class action on behalf of all persons who owned CACI Class A common stock at any time during the period on and from April 26, 1990, through and including December 1, 1990, in each case excluding CACI, the Individual Defendants, the officers and directors of CACI during any period of fiscal year 1990 or any portion thereof, members of their immediate families, subsidiaries or other corporations under common control, successors and assigns (the "Class" and each member of the Class A "Class Member");
     (c) plaintiffs are hereby certified as Class representatives and their respective counsel are certified as Class Counsel; and
     (d) the Court finds that plaintiffs, with their respective counsel, will fairly and adequately enforce the derivative claims brought on behalf of CACI; and
     (e) the Court finds that the requirements of Court of Chancery Rules 23(b)(1) and (2) and 23.1 have been satisfied.

     3. The proposed Settlement is approved as fair, reasonable, adequate, and in the best interests of the shareholders of CACI and the Class, and shall be consummated in accordance with its terms and conditions.

     4. This Action is dismissed with prejudice and on the merits and without award of court costs, and all Released Claims, as defined in the Stipulation, hereby are extinguished.

     5. Plaintiffs and each and every shareholder and Class Member are permanently barred and enjoined from asserting directly, individually, derivatively or in any other capacity against Defendants or any of them (or any of the other Released Parties mentioned in the Stipulation) any and all of the Released Claims or any claim, right, demand or cause of action which could have been asserted based upon a Released Claim.

     6. Neither this Final Judgment nor the Stipulation is an admission or concession by any of the Defendants of any actual or potential fault, omission, liability or wrongdoing. This Judgment is not a finding of the validity or invalidity of any claims in the actions or of any wrongdoing by any of the Defendants. Neither this Judgment nor the Stipulation or the fact of settlement, nor settlement proceedings, nor the settlement negotiations, nor any related document shall be used as an admission of any actual or potential fault or omission by any person or be offered or received in evidence as an admission, concession, presumption or inference against any party in any proceeding other than such proceedings as may be necessary to consummate or enforce the Stipulation of Settlement.

     7. Plaintiff's counsel are awarded the sum of $550,000 as legal fees and $48,000 as reimbursement of their out-of-pocket expenses. Such sums shall be allocated by Plaintiffs' counsel among those Plaintiffs' counsel who have contributed to the settlement in such proportion as Plaintiffs' counsel determine is fair and equitable.
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     8.    Without affecting the finality of this Final Order and Judgment in any way, this Court reserves jurisdiction over all matters relating to the administration and consummation of this settlement.


                                     /s/
                                 -----------------------------------
                                 Vice Chancellor